Exhibit 10.14

Loan Agreement

Borrower (Party A):	Shandong the Fifth Commercial Investment Co., Ltd
Domicile:	Boshan Distric, Zibo, Shandong Province
Post Code:	255000
Phone:	7110211
Fax:	7110211
Legal Representative:	Xu Hongsen
Bank and Account:	Renmin Road Branch, Zibo, Zhongxin Bank
7375110182600020016

Lender:	Zibo Branch, China CITIC Bank
Domicile:	No. 109, Xincun Xi Road, Zhangdian District, Zibo, Shandong Province
Post Code:	255032
Phone:	0533-2210138
Fax:	0533-2210138
Legal Representative:	Zhang Shaohua

Contract signed at:	Zibo, Shandong Province
Date:	2011-01-28

Party B has received the entrustment from Shandong Shengli Steel Co., Ltd.(hereinafter:the Principal) to issue a loan to Party A by reason of the entrusted loan contract [Contract No.(2011) LU ZI YIN WEI ZI 000838] entered into between Principal and Party B dated January 28, 2011.

Party B hereby agrees to issue the loan to Party A in accordance with <People’s Republic of China’ Contract law>, <Loan Rules> and other relevant laws, regulations, rules after consultation.

Article 1: Type of Loan

Party B hereby agrees to issue short-term loan to Party A according to the entrusted loan contract between the principal and Party B.

Article 2: Loan Amount and Loan Period

In consistent with the entrusted loan contact, Party B shall provide RMB 300,000,000.00 as the total loan amount to Party A; the loan period is from January 28, 2011 to January 27, 2012 and lasts for 1 year.

The actual loan period, actual date of withdrawal, loan amount shall be referred to the statement on the loan note; the loan note is the integral part of this contract, and has the same legal effect as the contract hereunder.

Article 3: Loan Purpose

The loan shall be used for Party A’s liquidity needs; however, Party B shall not be responsible for any use of such loan.

Article 4: Loan Interest Rate and Interest

In consistent with the entrusted loan contract, the followings are agreed between both parties hereunder:

4.1. The loan interest rate shall be subject to the benchmark interest rate of People’s Bank of China with the same class loan and period as of the date of the contract hereunder; the loan interest rate shall be calculated by raising the benchmark interest rate to 158.175600%, namely, the loan rate interest shall be 15.000002%;

4.2. The loan interest rate shall be subject to the floating interest rate, in other words, the loan rate interest shall be adjusted by calculating pursuant to article 4.1 in the event that the benchmark rate interest of People’s Bank of China with the same class loan and period is adjusted; Where the loan has been actually withdrawn by Party A, the loan interest rate shall be adjusted from the date the benchmark interest rate of People’s Bank of China is adjusted.

4.3: The loan interest shall be calculated from the date the loan has been actually withdrawn by Party A, the calculation formula is as follows:

Interest=Actual Loan Amount×Annual Interest Rate×Days/360

4.4. The first day for interest settlement shall be February 20, 2011, thereafter, the 20th day of every month shall be the interest settlement day.

4.5. Party A shall deposit enough amount of money in the bank account opened by Party B before the date of interest settlement so Party B can deduct interest directly from that bank account in a timely manner. If Party A chooses other means of payment, it shall assure the interest can be remitted to the relevant bank account on time. If the date of interest settlement is not the bank working day, Party B is required to remit the interest to that relevant bank account at the last bank working day before the interest settlement day; where Party B has not fully received the corresponding interest, it shall be deemed Party A is in default in paying the interest.

4.6. The loan shall be settled together with all of the interest when the loan is due. Where the due date of the loan is statutory holidays or weekend days, Party A shall pay off the loan at the last bank working day before the due date; the interests between the due date and the agreed settlement day shall be deducted. Where Party A pay off the loan in the first bank working day after the due day, the interests between the due day and actual settlement day shall also be payable by Party A by using the contractual rate hereunder. Where Party A fails to pay off the loan at the first bank working day, interest shall be calculated in accordance with the total amount of the overdue loan.

Article 5: Withdrawal of Loan

5.1: Party A shall open a RMB settlement account in Party B or its branch within 5 days from the date the contract is concluded for the purpose of fulfilling the procedures of withdrawing the loan, paying off principal, interests and relevant fees.

5.2. Party A is entitled to withdraw the loan from the bank in accordance with this contract after the following requirements are satisfied:
(1) Principal has deposited enough amount of money to the settlement account opened in Party B for the purpose of issuing the loan and receiving the repayment at least 3 bank working days before the agreed date of withdrawal.
(2) Party A has opened a RMB settlement account in Party B.
(3) Party B had received the written withdrawal notice issued by Party A; furthermore, the Principal has approved the withdrawal notice and has issued the irrevocable approval letter to Party B.
(4) Any other conditions contemplated in the entrusted loan contract or the relevant regulations of Party B.

5.3. Withdrawal Plan

Party A Shall withdraw RMB 300,000,000 from Party B as the date of January 28, 2011.

5.4. Unless otherwise provided in this contract, Party A shall withdraw the money in accordance with the withdrawal plan; without the written consent of principal and Party B, Party A shall not amend the withdrawal plan. In the case there is any change to the date of withdrawal or the amount of withdrawal, Party A is required to notify the principal and Party B and receive their written consent 15 days before the agreed date of withdrawal.

5.5. Party A shall issue the withdrawal notice to the principal and Party B 6 bank working days before the agreed date of withdrawal. Party B shall issue the loan after has received withdrawal notice and approval letter; the withdrawal notice and the approval letter shall be deemed as the legal evidence of this loan. Where Party A fails to issue the withdrawal notice and fails to request for loan extension, it shall be handled according to article 5.4.

5.6. In no event the amount of money withdrawn by Party A shall exceed the total amount of money in the settlement account opened by principal in Party B.

5.7. Where there is any condition stipulated in article 5.2 is not satisfied, Party B has no duty to issue entrusted loan to Party A. and Party B is not responsible for any losses resulting from this.

Article 6: Method of Repayment

6.1. The loan shall be repaid when the loan is due, periodical interest shall be payable by Party A in accordance with the contract hereunder;

6.2. Party A shall pay off the principal of 300,000,000 on January 27, 2012

6.3. Party A shall remit the full amount of principal and interest of the loan to the bank account (Account No.7375110182600020016) opened in Party B; furthermore, Party A shall authorize Party B to deduct the relevant amount from this account.

6.4. If Party A intends to repay the loan in advance, it shall submit the irrevocable prepayment proposal in writing to the principal and Party B 30 days before the intended day of prepayment so as to get the written consent of the principal.

Article 7: Loan Extension

If Party A is unable to pay off the loan in a timely manner and request for loan extension, it shall submit the application in writing to the principal and Party B 15 days before the due date of the loan. Where the principal disagrees with loan extension, the provisions under this contract shall remain valid, Party A is required to repay the loan within the agreed period.

Article 8: Warranties of the Loan

The repayment of the loan shall be guaranteed in accordance with the agreements between parties.

Article 9: Declaration and Warranties of Party A

9.1. Party A is the legally incorporated entity or organization according to People’s Republic of China’s laws, it has the full legal capacity to execute and perform this contract, and bear civil liability independently. Party A has received all of the required approval and authorization for executing this contract.

9.2. All of the documents, reports and statements with respect to this loan as furnished by Party A on the request of Party B are valid, lawful, authentic, accurate and intact.

Article 10: Rights and Obligations of Party A

10.1. Party A is entitled to withdraw and use the loan in accordance with the period and purpose stipulated in this contract;

10.2. Party A shall pay off the principal and interest pursuant to the provisions of the contract;

10.3. Party A shall provide Party B the reports and other documents which can reflect the real operation and fiscal situation of Party A;

10.4. During the term of the loan, Party A shall notify the principal and Party B of any major change to Party A’s operational policies and seeks for written consent of the principal and Party B 30 days before the change takes place so as to clarify the liabilities of parties or prepay the loan or provide other accepted guarantees; these major changes shall include and without limitation to the transfer of equities, restructuring, mergers, divisions, shareholding reforms, joint ventures, cooperation, joint operations, leases, amendments to the business scope or registered capital.

10.5. Party A shall cooperate with Party B for any investigation or supervision of operation situation and the use of the loan, any fees occurred by reason of Party A has prevented Party from conducting such investigation or supervision shall be borne by Party A.

10.6. Without the consent of the principal in writing, Party A shall not transfer its debt liabilities under this contract in any forms.

10.7. Party A shall notify the principal and Party B and seeks for the written consent of the principal if Party A transfer, lease the major assets or the whole or major part of the operating revenues, or Party A guarantees a repayment of the other debts by mortgaging the aforesaid properties.

10.8. In the event that those events occurred might adversely affect the performance of this contract, including and without limitation to actions, arbitrations, criminal claims, administrative punishments, closing down, out of business, bankruptcy, dissolution, suspension of business license or fiscal deterioration, Party A shall inform the principal and Party B from the date the aforesaid events occurred or might occur.

10.9. Where the financial guaranty capacity of the mortgagor is lost or partially lost, or the value of the mortgaged properties is decreased. Party A shall provide the new guarantee accepted by the principal.

10.10. During the term of the loan, Party A shall inform the principal and Party B if there is any amendment to the name of the entity, legal representative, responsible person, address, phone and fax numbers and so on within 7 days after amendment.

10.11. Party A shall pay the entrusted loan procedure fees to Party B if it is so provided in the entrusted loan contract.

Article 11: Rights and Obligations of Party B

11.1. Party B is entitled to claim for the inadequacy if the disposition of the mortgaged properties cannot meet the amount of debt.

11.2. Party B shall issue the full amount of loan to Party A if Party A has performed its contractual obligations and satisfied the conditions set by Party B.

11.3. Party B is entitled to request Party A to provide relevant documents for examination needs, and shall keep the confidentiality of these documents.

11.4. Party B is entitled to deduct the principal and interest, default interest, compound interest and other fees from the bank account opened by Party A in Party B.

Article 12: Liability

12.1. Without the written consent of the principal and Party B, if Party A fails to withdraw the loan on time, Party B is entitled for liquidated damages by computing pursuant to the interest calculation method hereunder.

12.2. Where Party B fails to issue the loan according to this contract, Party A is entitled for liquidated damages pursuant to the interest calculation method hereunder.

12.3. Party B is entitled stop issuing any loan under this contract on the request of the principal and requests Party A to pay off the issued loan, accrued interests and any other fees, and take any legal measures in the following circumstances; Party B is entitled to deduct the relevant money from Party A’s bank account opened in Party B so as to set off the liabilities.

12.3.1 Party A fails to pay the principal and interest of the loan on time. 12.3.2 Party fails to perform its contractual obligations.

12.3.3. The certificates and documents provided by Party A with respect to the loan and the declaration and warranties in article 9 are proved untrue, inaccurate, or misleading.

12.3.4. Party A is unable to repay the loan.

12.3.5. Closing down, out of business, bankruptcy, dissolution, suspension of business license, revocation of Party A or there are any legal proceedings that might adversely affect the fiscal situation of Party A.

12.3.6. Those matters such as amendments to the address, business scope, legal representative of Party A or major outbound investment that might affect the performance of the repayment of the loan.

12.3.7. Party A has major asset losses or some other fiscal crisis.

12.3.8 There is major crisis on the controlling shareholder company or the other affiliates with respect to operation or finance, or there is major associated transaction between Party A and its controlling shareholder company or affiliate which might affect the normal operation of Party A. 12.3.9 Party A changes the use of loan at its liberty.

12.3.10. The senior management officers of Party A involve major corruption, bribe-taking, fraud or illegal operation.

12.4. If Party A fails to pay off the principal in accordance with this contract, except the rights vested in article 12.3, Party B is also entitled for default interest by raising the applicable interest under this contract to 50%.

12.5. If Party A fails to use the loan for the agreed purposes, except for the rights vested in article 12.3, Party B is also entitled for punitive interest by raising the applicable interest under this contract to 100% from the day Party A embezzled the loan, however, the calculation of punitive interest must be subject to the actual embezzled funds.

12.6. Unless otherwise provided in the entrusted loan contract, any fees occurred by reason of exercising the legal rights, including and without limitation to the litigation fees, attorneys’ fees (maximum is 1% of the total amount of the claim), property preservation fees, notary fees, translation fees, auction fees and so on shall be borne by Party A.

Article 13: Continuity of Contract

The successor, receiver, assignee of the Party A or any entities created by reason of merger, restructuring, and amendment to the name of Party A shall also be bound by this contract.

Article 14: Notarization

Where any party request for notarization, this contract shall be notarized in the notary public office, any fees occurred shall be borne by Party A.

Upon the request of the principal and Party B, Party A shall agree that Party B is entitled to apply to the notary public office for issuing the obligatory notary certificate; where the principal, interest and the relevant fees have not been fully paid by Party A, Party B is entitled to apply to the local People’ s Court for compulsory enforcement with the notary certificate, any fees occurred shall be payable by Party A, Party A shall waive its right of defense without conditions in this circumstance.

Article 15; Applicable Law

This contract shall be governed by Chinese law.

Article 16: Dispute Resolution

Any dispute arising out of or in connection with this contract shall be settled by consultation of both parties; where this dispute is not settled after consultation, both parties agree that the relevant action shall be brought to the People’s Court where Party B is located, or apply to the court for compulsory enforcement.\

Article 17: Cumulative rights of Party B

17.1. Party B’s rights under this contract are cumulative and shall not affect its rights over Party A as so vested by laws and other contracts.

17.2. Unless expressed in writing by Party B, no exercise, partially exercise or delay in exercise of ant rights shall not constitute a waiver and shall not affect or prevent Party B from continuing exercising such right or any other rights.

Article 18: Effectiveness, Amendment and Rescission of Contract

18.1 This contract shall take effect after the legal representative or authorized agent of Party A and legal representative or authorized agent of Party B have signed and affixed the official seal or contract’s seal of the company.

18.2 Where this contract comes into effect, unless otherwise provided by this contract, none of both parties may alter or rescind this contract; in the case there is need to alter or rescind this contract, written agreement shall be signed by both parties after consultation .

Article 19 Other Matters

19.1 For those matters have not been contemplated under this contract, both parties may sign an agreement separately with respect to those matters; such separate contract shall be deemed as the appendix of this contract; and any appendix, amendment, supplement to this contract shall be the integral part of this contract, and shall has the same legal efficacy as this contract.

19.2 Where any provision or part of any provision is adjudicated as invalid, the invalidity of such provision or such part of provision shall not affect the validity of other provisions or other parts of those provisions.

19.3. Any notice, request, or other correspondence from Party B to Party A regarding to this contract, including without limitation to facsimiles, telexes, telegrams, once have been sent, it shall be deemed Party A has received; in the case of post letter, the third day from the date letters have been sent, it shall be deemed as have been delivered to Party A.

19.4. This contract shall be signed in three counterparts. Party A, Party B and the entrusted agent shall hold one respectively.

19.5. Party B has paid attention to the exclusion and limitation clauses under this contract and fully comprehended its meaning and understood their legal consequences.

Party A: Shandong the Fifth Commercial Investment Co., Ltd
By: /seal/ Shandong the Fifth Commercial Investment Co., Ltd

Party B: Zibo Branch, China CITIC Bank
By: /seal/ Zibo Branch, China CITIC Bank
/s/ Zhang Shaohua

Appendix:

Entrusted Loan Contract Confirmation Letter

No: 000838

To Zibo Branch, China CITIC Bank:

In accordance with the entrusted loan contract [Contract No.(2011) LU ZI YIN WEI ZI 000838], we hereby acknowledge and agree the loan contract [ Contract No: (2011) LU ZI YIN WEI DAI ZI 00838] between your company and the borrower, and confirm the agreed loan amount of the aforesaid amount.

Shandong Shengli Steel Co., Ltd (sealed)
2011-01-28